UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2003

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA (Address of principal executive offices)		19087 (Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

On December 31, 2003, the Department of Veterans Affairs (the “VA”) announced that it awarded its next contract for primary distribution of pharmaceutical products to McKesson Corporation rather than AmerisourceBergen Corporation (the “Registrant”). The Registrant will continue as the primary drug distributor for the VA through March 31, 2004, when the existing contract between the Registrant and the VA expires.

On December 31, 2003, the Registrant issued a news release revising earnings guidance for fiscal 2004 due to the loss of the contract. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated December 31, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 2, 2004	By:	/s/ Michael D. DiCandilo

Name: Michael D. DiCandilo Title: Senior Vice President and Chief Financial Officer